Exhibit 32.1

SECTION 906 CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
OF ODENZA CORP.

In connection with the accompanying Annual Report on Form 10-K of Odenza Corp. for the year ended January 31, 2014, the undersigned, Tan Sri Barry Goh Ming Choon, President and Chief Executive Officer of Odenza Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               such Annual Report on Form 10-K for the year ended January 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)               the information contained in such Annual Report on Form 10-K for the year ended January 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Odenza Corp.

Date: April 16, 2014

/s/ TAN SRI BARRY GOH MING CHOON

TAN SRI BARRY GOH MING CHOON
Chief Executive Officer, Principal Executive Officer,
President and Chairman